Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-228489 on Form S-3 and Registration Statement Nos. 333-86012, 333-88230, 333-110431, 333-140470, 333-101042, 333-101043, 333-159924, 333-173982, and 333-194325 on Form S-8 of AmerisourceBergen Corporation of our report dated December 22, 2020, relating to the combined financial statements of certain Pharmaceutical Wholesale and Retail Pharmacy International businesses of Walgreens Boots Alliance, Inc. appearing in this Current Report on Form 8-K dated March 23, 2021.

/s/ Deloitte & Touche LLP

Chicago, Illinois

March 23, 2021